Exhibit 10.8

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made and entered into, effective as of the 26th day of May, 2010, by and between Savings Bank of Maine, a federal savings bank (the “Bank”), and Willard Soper, a resident of Wellington, Florida (“Executive”).

WITNESSETH:

WHEREAS, the Bank is a federal savings bank located in Gardiner, Maine; and

WHEREAS, the Bank wishes to retain Executive as President and Chief Operating Officer (“COO”) of the Bank; and

WHEREAS, the Bank and Executive are willing to enter into this Employment Agreement (“Agreement”) on the terms herein set forth;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby mutually covenant and agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Cause” shall mean termination of Executive’s employment on account of, but not limited to, the following reasons:

(i) Personal dishonesty;

(ii) Incompetence;

(iii) Willful misconduct;

(iv) Breach of fiduciary duty involving personal profit;

(v) Intentional failure to perform stated duties;

(vi) Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order; or

(vii) Material breach of any provision of this Agreement.

2. Employment and Term. Bank hereby agrees to employ Executive as President and COO, subject to receipt of all required approvals of the Office of Thrift Supervision (the “OTS”), and Executive accepts said employment and agrees to serve in such capacity upon the terms and conditions hereinafter set forth. The term of this Agreement (the “Term”) shall be one year.

3. Duties of Employment.

(a) Executive shall serve as President and COO of the Bank, such service to be subject to the terms of this Employment Agreement and the direction and control of the Board of Directors of the Bank.

(b) Executive will serve the Bank faithfully, diligently and competently and will devote full-time to his employment and may hold, in addition to the office of President and COO of the Bank, such other executive offices of the Bank, or its subsidiaries and affiliates, to which he may be elected, appointed or assigned by the Board of Directors of the Bank from time to time and will discharge such executive duties in connection therewith.

(c) Nothing in this Agreement shall preclude Executive, with the prior approval of the Board of Directors of the Bank, from devoting reasonable periods of time required for (i) serving as a director or member of a committee of any organization involving no conflict of interest with the Bank, or (ii) engaging in charitable, religious and community activities, provided, that such directorships, memberships or activities do not materially interfere with the performance of his duties hereunder.

4. Compensation. The Bank shall pay to Executive as compensation for the services to be rendered by him hereunder the following:

(a) A base salary at the rate of $270,000 per year, or such larger sum as the Board of Directors of the Bank may from time to time determine in connection with regular periodic performance reviews pursuant to the Bank’s policies and practices, with payments to be made no less frequently than monthly.

(c) In addition, at the end of the first calendar year of operations of the Bank, Executive may be entitled to an annual bonus of up to 100% of base salary, payable in cash or other form of compensation, in an amount and form set by the Board of Directors of the Bank. The Board of Directors of the Bank may establish one or more individual or corporate goals, the achievement of which may be made a condition to the payment of the foregoing bonus to Executive. Such goals shall be communicated to Executive and shall be stated to be a condition to payment of said bonus.

5. Benefits. Executive shall be entitled to the following benefits:

(a) Health and medical insurance comparable to coverage provided for executive employees of the Bank generally in compliance with such plans or practices in effect at the Bank.

(b) The Bank’s to be formed stock holding company will establish an equity incentive plan (“Equity Incentive Plan”), subject to approval by the OTS and the shareholders of the holding company, in which Executive shall be entitled to participate in accordance with the terms thereof, as may be in effect from time to time. Executive shall be granted an incentive award of 4,000 restricted stock units of holding company common stock and 8,000 options to purchase holding company common stock at the offering price for such stock in the private placement closed on or about the date of this Agreement, such restricted stock units to vest fifty percent (50%) eighteen (18) months after the date of grant and fifty percent (50%) thirty-six (36) months after the date of grant and such stock options to vest ratably over three years, and in each case as may be required by OTS.

(c) Participation in the Bank’s pension plan, in accordance with the terms thereof, as may be in effect from time to time.

(d) An annual automobile allowance of $18,000.

(e) Reimbursement of all travel and other reasonable business expenses incident to the rendering of services by Executive hereunder subject to the submission of appropriate vouchers and receipts in accordance with the Bank’s policy from time to time in effect.

6. Termination. This Agreement shall end upon the occurrence of any of the following events:

(a) Termination of Executive’s employment by the Bank.

(b) The voluntary termination of Executive’s employment by Executive.

(c) The death or disability of Executive. If this Agreement is terminated by reason of the disability of Executive, the Bank shall give written notice to that effect to Executive in the manner provided in Paragraph 15 herein.

7. Payment Upon Termination.

(a) If Executive’s employment is terminated by the Bank for any reason, with or without Cause, the obligations of the Bank under this Agreement shall cease and Executive shall forfeit all right to receive any compensation or other benefits under this Agreement except only salary and reimbursable expenses accrued through the date of such termination.

(b) If Executive shall voluntarily terminate his employment during the Term, or shall die, the obligations of the Bank under this Agreement shall cease and Executive shall forfeit all right to receive any compensation or other benefits under this Agreement except only salary and reimbursable expenses accrued through the date of such termination.

(c) If Executive’s employment is terminated by reason of disability, then Executive shall receive any disability benefits under any long-term disability plan maintained by the Bank.

8. Confidential Information. Executive understands that in the course of his employment by the Bank, Executive will receive or have access to confidential information concerning the business of the Bank and which the Bank desires to protect. Such confidential information shall be deemed to include, but not be limited to, the Bank’s customer and prospective customer lists, loan lists and information, and employee lists, including, if known, personnel information and data. Executive agrees that, unless as otherwise may be required by law, he will not at any time during the period ending one year after termination of the Agreement reveal to anyone outside the Bank or use for his own benefit any such information without specific written authorization by the Bank. Executive further agrees not to use any such confidential information or trade secrets in competing with Bank at any time during or in the one year period immediately following termination of employment with Bank.

9. Covenants by Executive Not to Compete With the Bank.

(a) Upon termination of Executive’s employment with the Bank for any reason, Executive covenants and agrees that he will not at any time during the period of one year from and after such termination directly or indirectly in any manner or under any circumstances or conditions whatsoever be or become interested, as an individual, partner, principal, agent, clerk, employee, stockholder, officer, director, trustee, or in any other capacity whatsoever, except as a nominal owner of stock of a public corporation, in any other business in any county in any state in which the Bank maintains a main office or a branch office that competes with the business of the Bank as it exists at the time of Executive’s termination, or engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), or lend his name (or any part or variant thereof) to, any business in any such county that is, or as a result of the Executive’s engagement or participation would become, competitive with any aspect of the business of the Bank as it exists at the time of Executive’s termination or solicit any officer, director, employee or agent of the Bank or any subsidiary or affiliate of the Bank to become an officer, director, employee or agent of Executive, his affiliates or anyone else; ownership, in the aggregate, of less than five percent (5%) of the outstanding shares of capital stock of any corporation shall not constitute a violation of the foregoing provision.

(b) Executive hereby acknowledges that his services are unique and extraordinary, and are not readily replaceable, and hereby expressly agrees that the Bank, in enforcing the covenants contained in Paragraphs 8 and 9 herein, in addition to any other remedies provided for herein or otherwise available at law, shall be entitled in any court of equity having jurisdiction to an injunction restraining him in the event of a breach, actual or threatened, of the agreements and covenants contained in these Paragraphs without any requirement to post a bond or other surety.

(c) The parties hereto believe that the restrictive covenants of these Paragraphs are reasonable. However, if at any time it shall be determined by any court of competent jurisdiction that these Paragraphs or any portion of them as written, are unenforceable because the restrictions are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed so amended as to make such restrictions reasonable in the determination of such court, and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.

10. No Obligation to Mitigate. So long as Executive shall not be in breach of any provision of Paragraph 8 or 9, Executive shall have no duty to mitigate damages in the event of a termination and if he voluntarily obtains other employment (including self-employment), any compensation or profits received or accrued, directly or indirectly, from such other employment shall not reduce or otherwise affect the obligations of the Bank to make payments hereunder.

11. Resignation. In the event that Executive’s services hereunder axe terminated under any of the provisions of this Agreement (except by death), Executive agrees that he will deliver his written resignation as a Director of the Bank, and any of its subsidiaries or affiliates, to the Board of Directors, such resignation to become effective immediately or, at the option of the Board of Directors, on a later date as specified by the Board.

12. Insurance. The Bank shall have the right at its own cost and expense to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering Executive, and Executive agrees to submit to the usual and customary medical examination and otherwise to cooperate with the Bank in connection with the procurement of any such insurance, and any claims thereunder.

13. Regulatory Limitations. In the event any of the provisions of this Agreement conflict with the terms of this Paragraph 13, this Paragraph 13 shall prevail.

(a) The Bank may terminate Executive’s employment at any time. Executive shall not have the right to receive compensation or other benefits for any period after termination.

(b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(3) or (g)(1), the Bank’s obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

(c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

(d) If the Bank is in default as defined in Section 3(x)(l) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(x)(l), all obligations under this

Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

(e) All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the OTS (or his designee) at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(c), or (ii) by the Director of the OTS (or his or her designee) at the time the Director (or his or her designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

(f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and FDIC Regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

14. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person to Executive or to the Secretary of the Bank, or if mailed, postage prepaid, registered or certified mail, addressed, in the case of Executive, to his last known address, and, in the case of the Bank, to its headquarters, attention of the Secretary, or to such other address as the party to be notified may specify by notice to the other party. Executive hereby agrees to give the Bank not less than sixty days’ advance notice of his intended resignation or other termination from the Bank.

15. Successors and Assigns. The rights and obligations of the Bank under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Bank, including, without limitation, any institution, individual or other person or entity which may acquire all or substantially all of the assets and business of the Bank, or with or into which the Bank may be consolidated or merged or any surviving entity in any merger involving the Bank. All references in this Agreement to the Bank shall be deemed to include all such successors and assigns.

16. Arbitration. Any dispute which may arise between the parties hereto may, if both parries agree, be submitted to binding arbitration in Gardiner, Maine in accordance with the Rules of the American Arbitration Association; provided that any such dispute shall first be submitted to the Bank’s Board of Directors in an effort to resolve such dispute without resort to arbitration.

17. Severability. If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

18. Amendment. This Agreement may be modified or amended only by an instrument in writing executed by the parties hereto.

19. Construction. This Agreement shall supersede and replace all prior agreements and understandings between the parties hereto on the subject matter covered hereby. This Agreement shall be governed and construed under the laws of the State of Maine. Paragraph headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by a duly authorized representative, and Executive has hereunto set his hand, effective this 26th day of May, 2010.

SAVINGS BANK OF MAINE

By	/s/ Dennis Carolin
Name: Dennis Carolin
Title: Chief Financial Officer

EXECUTIVE

/s/ Willard Soper
Willard Soper